                                                                    Exhibit 23.2


                              ACCOUNTANTS' CONSENT

The Board of Directors
Southern Community Bancorp
Orlando, Florida

         We consent to the use of our report dated February 6, 2001 relating to the consolidated balance sheets as of December 31, 2000 and 1999 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2000 and 1999 of Peninsula Bancorp, Inc. and to the use of our name under the caption of "Experts," in the Registration Statement on Form SB-2 of Southern Community Bancorp.

/s/ Camputaro & Associates
------------------------------
CAMPUTARO & ASSOCIATES

Daytona Beach, Florida
November 30, 2001